UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

Nyer Medical Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-20175

Florida	01-0469607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13 Water Street, Holliston, MA 01746
 (Address of principal executive offices, including zip code)

(508) 429-8506
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, Nyer Medical Group, Inc. (the "Company") is in the process of the orderly wind down and dissolution of the Company pursuant to the Plan of Dissolution, which is described more fully in the Company's Proxy Statement dated December 17, 2009.  On March 22, 2010, pursuant to the Plan of Dissolution, the Board of Directors of the Company approved a record date of May 3, 2010, and a payment date of May 14, 2010, for the liquidating distribution to holders of common stock of the Company as of such record date. The Company closed its stock record books on May 3, 2010.

On May 12, 2010, the Board declared a liquidating distribution of $2.08 per share of the Company's common stock.  The Company will make this distribution on or about May 20, 2010, rather than the previously disclosed as May 14, 2010.  Nonetheless, as previously disclosed, the record date for such distribution remains May 3, 2010, and the stock record books closed on such date.  As such, attempted purchases of the Company's common stock in street name after May 3, 2010, will not be credited on the Company's stock record books; investors that purportedly purchased common stock after May 3, 2010 are not entitled to receive the liquidating distribution.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nyer Medical Group, Inc.

Date: May 18, 2010	By:	/s/ Mark A. Dumouchel
Mark A. Dumouchel
President and Chief Executive Officer